                                                                    EXHIBIT 10.6


                                LEASE AGREEMENT


                                    between


                          Universal Appliances Limited


                                      and


                     Seagate Technology (Thailand) Limited



                           Effective on July 18, 1994



                   Chandler and Thong-Ek Law Offices Limited
                          7th Floor, Bubhajit Building
                             20 North Sathorn Road
                                 Bangkok 10500
                                    Thailand



                         Tel: (662) 266-6485 thru 6510
                            Fax: (662) 266-6483 - 4

                                LEASE AGREEMENT

THIS LEASE is made by and between UNIVERSAL APPLIANCES LIMITED, represented by Mr. John C. K. Sham, the authorized director, having its office at 889 Thai CC Tower, 18th Floor Room No. 183, South Sathorn Road, Yanawa, Sathorn, Bangkok 10120 (hereinafter referred to as "the Lessor") as party of the one part and SEAGATE TECHNOLOGY (Thailand) limited represented by Mr. Pornchai Piemsomboon and Mrs. Jirapannee Supratya, the authorized directors, having its office at 1627 Moo 7, Teparuk Road, Tumbol Teparuk, Amphur Muang, Samutprakarn (hereinafter referred to as "the Lessee") as party of the other part.

Both parties hereby agree as follow:

1.   PREMISES:

The Lessor hereby agrees to lease aid the Lessee hereby agrees to take on lease of a building evidenced by a house registration No. 73 Moo 5, Bangna-Trad Highway Km. 36, Tambol Bangsamak, Amphur Bangpakong, Cha Choeng Soa province; and part of the land evidenced by the title deed (Chanod) No. 13234 for the area of 8 rai, - ngan and 50 square wah and including the facilities built thereon and roadway (hereinafter referred to as the "Premises"), details of which is attached as Schedule 1.

2.   PURPOSE OF THE LEASE:

The Lessee takes the lease of the Premises for their purpose of furthering its business of assembly of disc drives and its related subassemblies. Lessee shall not make use of the Premises for any unlawful business or purpose.

3.   LEASE TERM:

3.1 This Lease shall be for a period of 6 (six) years effective from July 18, 1994 ("Effective Date"). It may be renewed in accordance with Clause 10, Renewal of Lease. The Lease Term of this lease shall be from the July 18, 19941 to the expiration date of July 17, 2000, both days inclusive.

3.2 The parties agree to enter into the Registered Lease Agreement in the form attached hereto in Schedule 2 which shall be registered within 30 (thirty) days from the Effective Date or such later dates as may be mutually agreed upon. Registration fees and stamp duties in connection with registration of the Lease Agreement shall be paid by the Lessee.

4.   RENT:

4.1 On the Effective Date, the Lessee agrees to pay one month rent in advance for the amount of Baht 1,206,000 (One Million Two Hundred and Six Thousand Baht only) to the Lessor. This amount shall be deemed as the rent paid for the last month of the Lease Term or any renewal term thereof.

4.2 Within the 5th day of the succeeding calendar months, (the first rental is payable within the 5th day of September 1994), the Lessee agrees to pay monthly rent to the Lessor at the rate of Baht 1,206,400 (One Million Two Hundred and Six Thousand Baht only).

4.3 The parties agree that rent shall be adjusted after the first three years of the Lease Term and next 3 year term period of the total 6 year Lease Term and any renewal term thereof. The adjustment of rent shall be based the Lessor and the Lessee.

     For the purpose of this Clause, "Fair Market Rental Rate" means the amount at which the Premises (without addition renovation or alteration made by the Lessee) would be leased between a willing lessor and a willing lessee, neither being under compulsion, both parties having reasonable knowledge of all relevant facts and with equity to both, and taking into consideration that the lessee shall be responsible for all repairs, as determined by appraisers acceptable to both the Lessor and the Lessee or as provided for herein.

5.   DEPOSIT:

The Lessee agrees to make a deposit as performance guarantee of the Lease with the Lessor on the Effective Date of this lease in the sum of 3,618,000 (Baht Three Million Six Hundred Eighteen Thousand, the equivalent of 3 (three) months rent, which payment is made to Lessor as directed in writing by the Lessor.

Subject to Clauses 9.2 and 9.4, this deposit shall be returned to the Lessee by the Lessor within 7 days from the date on which a notice of returning the Premises is properly given to the Lessor after the Lessee has fully complied with this Lease and has returned the Premises to the Lessor in good condition without causing any damage to the Lessor and the Premises and not owing any rent or other expenses relating to the Premises. If it appears that the Lessee is in breach of any part of this Lease and such breach is not remedied within the period prescribed, the Lessor shall have the right to forfeit all of the deposit.

The deposit shall not bear interest and shall not be set off for the rent.

6.   LESSEE UNDERTAKINGS:

Throughout the Lease Term and/or throughout the period the Lessee occupies the Premises, the Lessee undertakes:

6.1 To pay rent strictly within 5 (Five) days of the due date. If the rent is not paid within such time and the Lessor does not terminate this Lease, the Lessee agrees to pay a fine in the sum equal to 2 (two) percent per month of the rent overdue.

6.2 To strictly observe all rules and regulations published or to be published and informed to the Lessee by the Lessor as well as by Wellgrow Industrial Estate. Copies of the current rules and regulations published by the Lessor and Wellgrow Industrial Estate are attached as Schedule 3.

6.3  To use the Premises for lawful business operation only.

6.4 Not to use nor allow any other person to use the Premises as residence or for sleeping purpose for whatever period of time, except as may be required for security with prior written consent of the Lessor.

6.5  Not to cause disturbance or annoyance to other tenants or neighbors.

6.6 Not to affix any advertisement or any signs or any materials whether electric, wire, or aerial within the Premises without prior written consent of the Lessor except the name of the Lessee.

6.7 To repair and maintain the Premises, including systems and equipment in good condition and clean at all times at the cost and expense of the Lessee.

6.8 To allow the Lessor or his representative(s) to enter and inspect the Premises during normal office hours, upon reasonable prior notice given to the Lessee.

6.9 Within 90 (ninety) days before the expiration of the Lease, to allow the Lessor or his representative(s) with any prospective tenants to enter and inspect the Premises at all reasonable times upon reasonable prior notice given to the Lessee.

6.10 Not to keep flammable (except for IPA) or illegal material on the Premises. The Lessee shall not cook any food on the Premises, except in the canteen area. The Lessee shall not cause or permit its business to be used to generate, manufacture, refine, store, handle, produce or process hazardous substances, dangerous or toxic substances or solid waste, except other than as outlined in the product and process instruction and approved by the Wellgrow Industrial Estate Authority of Thailand.

6.11 To alter or renovate the Premises suitable for the Lessee's purpose at his own cost and expenses.

     Before any alteration or renovation or any facility expansion shall be made, the Lessee shall first obtain written consent from the Lessor, which shall not be unreasonably withheld. Any request properly given by the Lessee to the Lessor, of which the Lessee has not received any reply in writing within 7 days, shall be deemed that the Lessor approves according to such request.

     All movable properties, i.e. air pipes, electrical wires, telephone wires and water pipes and systems relating to such properties, used in the alteration or renovation which are affixed firmly to the Premises shall, immediately after the expiration of the Lease Term or any renewal thereof, become the property of the Lessor. The Lessee agrees that the Lessee will use of the vacant land which is not under the Premises but is covered under the title deed as referred to in Clause 1 (the "Additional Utilized Area") as carpark and recreation area without any charge, but if the Lessee wishes to use it for other purposes such as construction of any concrete or asphalt structure, the Lessee will have to pay an additional monthly rent on all utilized area or all usable area, whichever, is the greater amount, of such construction on the Additional

     Utilized Area at the rate of Baht 55 (Fifty-Five Baht Only) per square meter. Such additional lease or use of all the Additional Utilized Area shall be subject to the same terms and conditions herein.

     The Lessor agrees that all other movable properties, e.g. machinery, equipment and accessories brought onto or installed by the Lessee shall be at all times the Lessee's properties.

6.12 To be responsible for loss or damage to the Lessee's property.

6.13 The Lessee shall have the right to sublease all or any portion of the Premises to any persons of its choice subject to obtaining the prior consent of the Lessor, which consent shall not be unreasonably withheld, and subject to the terms and conditions of this Lease. The Lessor shall cooperate in the registration of any sublease of registering such sublease. The cost shall be borne by the Lessee or its sub-lessee

     In the special case that the Lessee decides to remove its business from the Premises because the Premises are not suitable for its use due to a condition in the land not apparent before registration of the Registered Lease Agreement, the Lessor hereby consents to either an assignment or a sublease of this Lease to a third party of the Lessee's choice in order to allow the Lessee to recover a portion of its investment in the Premises.

6.14 To pay for the electricity used and recorded by the meter fixed thereto at the rate directly charged by supplier. All payments shall be made directly to supplier.

6.15 To pay for all the water used and recorded by the meter fixed thereto at the rate charged by supplier. All payments shall be made directly to supplier.

6.16 To pay the Telephone Organization of Thailand ("TOT") for the telephone charges at the rate charged by the TOT.

6.17 To pay any applicable fees charged onto the Premises by Wellgrow Industrial Estate.

7.   LESSOR'S UNDERTAKINGS AND REPRESENTATIONS:

Throughout the period that the Lessee has fully complied with this Lease, the Lessor undertakes and represents that:

7.1 The Lessor has full title to the Premises free and clear to all encumbrances, charges, liens, squatters or other claims including but not limited to suits or notices with respect to violations of any laws or regulations (save for any applicable land and house tax due and payable before the Effective Date of this Lease which shall be solely responsible by the Lessor. Any land and house taxes due and payable after the Effective Date hereof until the expiration of this Lease or any renewal term thereof, shall be reimbursed by the Lessee).

     Subject to Clause 13, the Lessor agrees not to sell, assign, dispose of, transfer, mortgage or otherwise encumber the Premises or any future or contingent interest in the Premises during the period of this Lease unless with a prior written approval of the Lessee, In the case where the Lessee agrees that the Lessor may sell the Premises the Lessor agrees that this Lease shall not be extinguished by the transfer of ownership of the Premises, if any. The Lessor shall cause the transferee to assume rights and liabilities of the Lessor under this Lease towards the Lessee.

     The Lessor has the rights and its legal and corporate authorities to lease the Premises to the Lessee for the Lease Term and any renewal period prescribed within.

7.2 The Lessor shall give the Lessee immediate notice in writing of any proposals of the taking over of the Premises or any portion thereof by governmental action of condemnation, nationalization, expropriation, confiscation or otherwise.

7.3 That the Lessee shall enjoy using the Premises without interference from the Lessor or any other person.

7.4 The Lessor shall have no duty to maintain or repair any building systems including, but not limited to all facilities and HVAC.

7.5 On the Effective Date of this Lease, the Lessor shall enter into a service agreement with the Lessee for a provision of certain services in connection with the Premises. Both parties agree to arrange in due course of time for the transfer of utility services received from any governmental agencies to be under the Lessee's name who shall be responsible for providing performance guarantees required under the relevant laws. The Lessee agrees to retransfer such utility services to be under the Lessor's name after the Lease Term or any renewal term thereof.

7.6 Subject to the provision under Clause 6.11, The Lessor agrees that the Lessee may utilize or have the priority right to lease the Additional Utilized Area as allowed thereunder. The Lessor shall not lease or dispose of or create any liens or encumbrances on such Additional Utilized Area throughout the term of this Lease and any renewal period thereof. The parties agree that said Additional Utilized Area shall be subject further to Clause 13.

8.   TERMINATION:

This Lease shall be terminated if any of the following events occurs:

8.1 The Premises is destroyed, in whole or in part, and the Lessor decides not to restore the Premises to the previous condition or the Lessee determines that the Premises are no longer serving the purpose for which the Lessee entered into this Lease.

8.2 In the event the Lessee is in default or violation of any provision hereof, the Lessor may, at its option, give to the Lessee 30 (thirty) days written notice thereof; and if such default or violation has not been cured or made good within the said 30 (thirty) days, the Lessor may forthwith terminate the Lease and demand or claim against the Lessee for any amount outstanding including any and all damages whatsoever.

8.3 The Lessee shall have the right upon six (6) months prior written notice after the expiration of this Lease, and without payment of penalty or premium, to terminate this Lease.

8.4 After the expiration of the Lease Term, the Lessor shall have the right upon 6 (six) months prior written notice to terminate this Lease if the Lessor decides to sell the Premises to a third party and the Lessee, after it has been offered under Clause 13, refuses to purchase the Premises.

9.   RETURN OF THE PREMISES AND DEPOSIT:

9.1 At the end of this Lease, whether by termination, by expiration or by any other reason other that Clauses 7.2, 8. 1, or force majeure, the Lessee shall return the Premises to the Lessor in good condition, wear and tear excepted.

9.2 If, at the time this Lease ends and within 1 month thereafter, the Premises are not in the required condition in the reasonable determination of the Lessor, then the Lessor shall notify the Lessee of the deficiency in the condition of the Premises and the cost of correcting that deficiency. The Lessee shall then be permitted, at its option, to correct the deficiencies in the condition of the Premises; provided, however, that such corrective action must be completed within 60 (sixty) days following the Lessee's receipt of the Lessor's notice of deficiency. If the Lessee does not correct the deficiencies within that period of time, to the Lessor's reasonable determination, the Lessor shall undertake such corrective action.

9.3 If the Lessee fails to return the Premises to the, Lessor, the Lessee agrees to pay damages, at a daily rate equal to the normal daily rent to the Lessor, continuously until the Premises have been repaired to the satisfaction of the Lessor.

9.4 If the security deposit is inadequate to pay for the correction of any deficiency in the condition of the Premises, the Lessee shall pay to the Lessor such additional amounts as are required for this purpose. However, if the Lessee corrects or repairs the deficiencies, the Lessor agrees to return the full amount of deposit as referred to in Clause 5 within 7 days from the date of a notice of returning the Premises is given properly to the Lessor by the Lessee.

10.  RENEWAL OF LEASE:

The Lessee may, at its option, renew this Lease upon the same terms and conditions prescribed herein except the rent which shall be determined under Clause 4, for 1 (one) term exercise the of 3 (three) years. If the Lessee wishes exercise this option, the Lessee shall notify the Lessor in writing 90 (ninety) days prior to the expiration of this Lease. The renewal period will be subject to the same terms and conditions of this lease.

11.  INSURANCE:

The parties agree that the Lessee shall keep insured the Premises to its full value throughout the Lease Term by specifying the Lessor and Lessee as co-beneficiaries and the Lessee shall have the duty to pay the premium. In the event of any insurance claim in respect of the Premises, the Lessor shall receive the first Baht 95,000,000 (Ninety-five Million Baht only) of any insurance monies recovered.

In addition, the Lessor agrees that the Lessee shall be entitled to keep insured the properties brought onto or installed by the Lessee throughout the Lease Term, and the Lessee shall be named as the sole beneficiary or sole loss payee for any insurance proceeds to be received from the insurer(s) or reinsurer(s).

12.  ABANDONED PROPERTY:

Subject to any prior written request of the Lessee, all of the Lessee's property remaining on the Premises after the termination of this Lease shall be deemed abandoned and may be removed or stored by lessor at the Lessee's expense and risk of loss or damage.

13.  PURCHASE OF PREMISES:

If at any time from the Effective Date the Lessor shall desire to sell the Premises the Lessor shall notify the Lessee and Lessee shall have the first and exclusive right to purchase at a Fair Market Value, within 60 days of receipt of such notice. Should the Lessee fail to exercise the right, the Lessor, upon expiration of the said period shall be free to sell to any third party provided that the transferee shall be caused by the Lessor to assume rights and obligations of the Lessors against the lessee under this Lease.

However, should the Lessor desire to sell the Premises during the renewal period, the Lessor has the right terminate this Lease under Clause 8.4 provided that the Lessee shall also have the same first and exclusive right as mentioned in the first paragraph but the Lessor, without having to cause the transferee to assume rights and obligations hereunder towards the Lessee.

For the purpose of this Clause, "Fair Market Value" means the amount for which the Premises (without renovation and/or alteration made onto by the Lessee) would be sold to a willing buyer by a willing seller, neither being under compulsion, both parties having reasonable knowledge of all relevant facts and with equity to both, as agreed to by the parties or as determined by three appraisers acceptable to both the Lessor and the Lessee or as provided for herein.

14.  NOTICE:

Any notice given hereunder shall be in writing and shall be delivered by hand or registered letter or facsimile to the parties at the addresses set out below or at such other address as shall be advised to the other party in writing upon change.

IN WITNESS WHEREOF, this Lease is executed in English and Thai (for the purpose of the lease registration) in triplicate with the same contents. Any discrepancies occur between the Thai and English versions, the parties agree that the English version shall be the governing version in interpreting the intention of the parties under this Agreement. Each party and the competent land officer keeps one copy. Both parties have read and understood its contents before the execution of this Lease.


LESSOR:                                    LESSEE:

UNIVERSAL APPLIANCES LIMITED               SEAGATE TECHNOLOGY (THAILAND)LIMITED

Address: 889 Thai CC Tower,                Address: 1627 Moo 7, Teparuk Road,
18th Floor Room No. 183,                   Tumbol Teparuk, Amphur Muang,
South Sathom Road, Yannawa,                Samutprakarn
Sathom, Bangkok 10120

Fax: 210-0165                              Fax:  383-5755

By:    /s/ John C.K. Sham                       By:  /s/ Pornchai Piemsomboon
       (Mr. John C. K. Sham)                          (Mr. Pornchai Piemsomboon
Title: Authorized Director                       Title: Authorized Director
ON THIS __ DAY OF JULY 1994

                                                 By:     /s/ Jirapannee Supratya
                                                         (Mrs. Jirapannee Supratya)
                                                 Title:  Authorized Director
                                                 ON THIS ___ DAY OF JULY 1994

By:  /s/ Khun Kumkit Kunavonggorakul Witness     By:__________________Witness
         (Khun Kumkit Kunavonggorakul

By: /s/ ILLEGIBLE Witness                        By:__________________Witness

     (__________________)                          (___________________)
     (in Hong Kong)

                                   SCHEDULE 1
                          DESCRIPTION OF THE PREMISES



1.   BUILDING

     As evidenced by house registration card No. 73 moo 5 Tumbol Bangsamak, Amphur Bangpakong, Cha Choeng Soa province, total area of 13,400 square meters. Building pictures and building plan are attached hereto.

2.   LAND, PARTLY

     As evidenced by Chanod No. 13234, Land ?To. 171, Survey page No. 1138 Book No. 133, Page 34, located at Tumbol Bangsamak, Amphur Bangpakong, Cha Choeng Soa province. Total area under the chanod is 18 rai 3 ngan 61 square wah. Total area under the Lease is 8 rai - ngan 50 square wah. A map showing the boundaries of the land is attached hereto.